FB Financial Corporation Reports Second Quarter 2020 Results
Reported net income of $22.9 million, or diluted EPS of $0.70, reflecting record mortgage contribution
Adjusted PTPP earnings* were $57.8 million for the second quarter, Adjusted EPS* of $0.74
Recorded provisions for credit losses of $25.9 million building ACL to 2.34% of loans HFI

NASHVILLE, TENNESSEE— July 20, 2020--FB Financial Corporation (the "Company") (NYSE: FBK), parent company of FirstBank, reported net income of $22.9 million, or $0.70 per diluted common share, for the second quarter of 2020, compared to net income of $18.7 million, or $0.59 per diluted common share, for the second quarter of 2019. The forecasted impact of the COVID-19 pandemic crisis resulted in provisions for credit losses and unfunded commitments totaling $25.9 million in the second quarter compared to $29.6 million in the first quarter of 2020 and $0.9 million in the second quarter of 2019. The Company reported adjusted pre-tax, pre-provision ("PTPP") earnings of $57.8 million this quarter, reflecting increases of 73.0% and 89.7% from $33.4 million and $30.5 million in the first quarter of 2020 and second quarter of 2019, respectively.
President and Chief Executive Officer, Christopher T. Holmes stated, "The second quarter of 2020 was a unique and challenging environment for our Company. During the second quarter, we assisted our customers by approving and funding over 2,900 Paycheck Protection Program ("PPP") loans totaling $314.7 million for small businesses, preserving jobs for over 36,000 employees in our communities and now we are focused on maintaining close relationships with these businesses as they proceed to the forgiveness phase. We anticipate recognizing an estimated $5.5 million in deferred origination fees, net of third party costs and deferred salaries, over the remaining life of the PPP loan portfolio. Additionally, we reached out to our customers and deferred loan payments for over 1,950 consumers and businesses totaling $918.3 million and we are now working with each customer individually to assist as appropriate on a go forward basis. Between our team's ability to operate in this unprecedented environment and the caring and compassion that they have shown for our customers and their fellow associates, I have never been more proud to be part of the FirstBank team. We have built on relationships and developed a trust with our customers and communities that will be a growth catalyst for years to come."

Holmes commented further, "In the face of these challenges, we positioned the Company for the road ahead by improving our liquidity position, increasing our credit reserve and building our capital through a very strong adjusted pre-tax, pre-provision ROAA of 3.29%. We also completed our conversion of Farmers National Bank of Scottsville (KY) ("Farmers National") and continued working towards the closing of our pending merger with Franklin Financial Network, Inc. ("Franklin" and the "Franklin merger")."

Performance Summary

	2020		2019	Annualized
(dollars in thousands, expect per share data)	Second Quarter	First Quarter	Second Quarter	2Q20 / 1Q20 % Change	2Q20 / 2Q19 % Change
Balance Sheet Highlights
Investment securities	$751,767	$767,575	$678,457	(8.28)%	10.8%
Loans - held for sale	435,479	325,304	294,699	136.2%	47.8%
Loans - held for investment (HFI)	4,827,023	4,568,038	4,289,516	22.8%	12.5%
Allowance for credit losses	113,129	89,141	30,138	108.2%	275.4%
Total assets	7,255,536	6,655,687	5,940,402	36.2%	22.1%
Customer deposits	5,937,373	5,356,569	4,812,962	43.6%	23.4%
Brokered and internet time deposits	15,428	20,363	29,864	(97.5)%	(48.3)%
Total deposits	5,952,801	5,376,932	4,842,826	43.1%	22.9%
Borrowings	328,662	327,822	257,299	1.03%	27.7%
Total shareholders' equity	805,216	782,330	718,759	11.8%	12.0%
Tangible book value per share*	$19.07	$18.35	$17.18
Tangible common equity to tangible assets*	8.67%	9.11%	9.22%
* Certain measures are considered non-GAAP financial measures. See “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information, which accompanies this Earnings Release, as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation dated July 21, 2020, for a reconciliation and discussion of this non-GAAP measure.
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FB Financial Corporation
Second Quarter 2020 Results

	2020		2019
(dollars in thousands, except share data)	Second Quarter	First Quarter	Second Quarter
Results of operations
Net interest income	$55,337	$56,249	$57,023
NIM	3.50%	3.92%	4.39%
Provisions for credit losses	$25,921	$29,565	$881
Net charge-off ratio	0.00%	0.19%	0.05%
Noninterest income	$81,491	$42,700	$32,979
Mortgage banking income	$72,168	$32,745	$24,526
Total revenue	$136,828	$98,949	$90,002
Noninterest expenses	$80,579	$68,559	$64,119
Merger and mortgage restructuring expenses	$1,586	$3,050	$4,612
Efficiency ratio	58.9%	69.3%	71.2%
Core efficiency ratio*	57.5%	65.7%	65.9%
Adjusted pre-tax, pre-provision earnings*	$57,835	$33,440	$30,495
Total adjusted mortgage banking pre-tax contribution*	$33,616	$8,019	$2,563
Net income	$22,873	$745	$18,688
Diluted earnings per share	$0.70	$0.02	$0.59
Effective tax rate	24.6%	9.70%	25.3%
Weighted average number of shares outstanding - fully diluted	32,506,417	31,734,112	31,378,018
Actual shares outstanding - period end	32,101,108	32,067,356	30,865,636
Returns on average:
As reported
Assets ("ROAA")	1.30%	0.05%	1.30%
Equity ("ROAE")	11.6%	0.39%	10.6%
Tangible common equity ("ROATCE")*	15.3%	0.52%	14.4%
Adjusted pre-tax, pre-provision
Assets*	3.29%	2.10%	2.12%
Equity*	29.2%	17.5%	17.3%
Tangible common equity*	38.6%	23.2%	23.5%
* Certain measures are considered non-GAAP financial measures. See "Use of non-GAAP Financial Measures" and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information, which accompanies this Earnings Release, as well as "Use of non-GAAP Financial Measures" and the Appendix in the Earnings Release Presentation dated July 21, 2020, for a reconciliation and discussion of this non-GAAP measure.

Measured Growth and Enhanced Liquidity
The Company grew loans (HFI) to $4.83 billion, an increase of 12.5% year over year. Excluding PPP loans, adjusted loans (HFI) were $4.51 billion, an increase of 5.19% compared to the prior year period, and a decline of $55.7 million from the first quarter of 2020. Adjusted loan growth, excluding PPP loans, was lower this quarter as the Company took a measured approach to new credits and focused on servicing customers impacted by the pandemic crisis. Contractual yield on loans decreased from 5.14% in the first quarter to 4.57% in the second quarter. PPP loans caused an 18 basis point decline in contractual yields. The lower loan yields reflect the impact of rate cuts by the Federal Reserve late in the first quarter and an overall lower interest rate environment.
During the second quarter of 2020, the Company grew customer deposits by $580.8 million to $5.94 billion, reflecting annualized quarterly growth of 43.6% and year over year growth of 23.4%. The growth is partially attributable to proceeds customers received from PPP loans in addition to an increase of $38.9 million in mortgage servicing related deposits. The cost of interest-bearing deposits for the second quarter declined by 33 basis points from the first quarter to 0.92%, while cost of total deposits declined by 29 basis points to 0.65%. Loans (HFI) to deposits decreased to 81.1% during the second quarter of 2020 from 85.0% the previous quarter.
Additionally, during the quarter, on balance sheet liquidity increased to $988.5 million, or 14.0% of tangible assets, from $773.5 million, or 12.0% of tangible assets in the first quarter of 2020. During the second quarter of 2020, investment securities decreased $15.8 million to $751.8 million, or 10.4% of total assets, compared with the previous quarter. The decline was primarily due to prepayments of mortgage backed securities and maturity of municipal securities, while cash and cash equivalents increased $292.5 million to $717.6 million, compared with the first quarter of 2020.
The Company's net interest income for the quarter was $55.3 million, representing a decrease from $56.2 million last quarter and $57.0 million for the second quarter of 2019. The Company's net interest margin (“NIM”) was 3.50% for the second quarter, compared to 3.92% and 4.39% for the first quarter of 2020 and the second quarter of 2019, respectively. Accretion related to purchased loans and nonaccrual interest contributed seven basis points to the NIM in the second quarter of 2020 compared to 13 and 17 basis points for the first quarter of 2020 and the second quarter of 2019, respectively. Overall, the NIM
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FB Financial Corporation
Second Quarter 2020 Results

for the second quarter of 2020 was impacted by a 70 basis point decline in the yield on interest-earning assets partially offset by a 33 basis point decline in the rate on interest-bearing liabilities on a linked quarter basis. In addition to the lower interest rate environment, yield on average earning assets was impacted by the balance sheet mix, as average interest bearing deposits with other financial institutions increased to 7.91% of average earning assets in the second quarter of 2020 as compared to 4.93% for the previous quarter, while PPP loans with a contractual yield of 1.02% represented 3.64% of average earning assets in the second quarter of 2020.
Holmes commented, "Our team delivered tremendous growth in noninterest-bearing deposits for the quarter, solidifying our liquidity position as we face these uncertain times. Net interest margin in the quarter was impacted by our strategy to strengthen the balance sheet, which was accomplished by increasing liquidity and our thoughtful approach to loan growth. Our priorities remain the health and safety of our customers and associates, liquidity, capital, profitability and growth, in that order. As we continue forward, we would expect our margin to rebound as excess liquidity is deployed into loans, lower-yielding PPP loans are forgiven and come off of our balance sheet, and higher cost time deposits reprice downward."

Noninterest Income Benefits from Mortgage Production
Noninterest income was $81.5 million for the second quarter of 2020, compared to $42.7 million for the first quarter of 2020 and $33.0 million for the second quarter of 2019. Mortgage banking income was $72.2 million for the second quarter of 2020, compared to $32.7 million for the first quarter of 2020 and $24.5 million for the second quarter of 2019.
During the quarter, the Company produced strong results from the mortgage business driven by the lower interest rate environment and higher profit margins across the industry. Interest rate lock commitment volume totaled $2.24 billion in the second quarter of 2020 compared to $2.09 billion in the first quarter of 2020 and $1.82 billion in the second quarter of 2019.
During the second quarter of 2020, the Company's total adjusted mortgage banking pre-tax direct contribution was $33.6 million, compared to $8.0 million in the first quarter of 2020 and $2.6 million in the second quarter of 2019, excluding $0.8 million of mortgage restructuring expenses.
Holmes commented, "I am very proud of our mortgage team for their performance so far in 2020, especially their efforts in the second quarter as they delivered $33.6 million in direct contribution. The team has capitalized on the current interest rate environment through strong refinance volumes as well as new purchase originations. The operation has benefited from atypical margins, lack of capacity across the industry and a robust origination environment, partially offset by depressed servicing values and elevated prepayments of our serviced mortgages. During these times of changing interest rates and volatile markets, we continue monitoring the overall liquidity of the mortgage markets and activities by the federal housing agencies on our servicing portfolio."
Noninterest Expenses and Efficiency Gains
Noninterest expense was $80.6 million for the second quarter of 2020, compared to $68.6 million for the first quarter of 2020 and $64.1 million for the second quarter of 2019. On an adjusted basis, noninterest expense was $79.0 million for the second quarter of 2020, $65.5 million for the first quarter of 2020, and $59.5 million for the second quarter of 2019. The sequential quarter increase is primarily related to increased mortgage commissions and origination expenses, as core bank expenses remained relatively flat on a linked quarter basis due to the Company's expense control measures during the pandemic.

Holmes noted, "Modestly lower core bank noninterest expenses reflects our commitment to keeping costs contained as we navigate through these uncertain times. Expenses were elevated for the Company quarter over quarter due to our mortgage division, however the efficiency of the mortgage operation and lower core bank expenses reflect our disciplined approach as we continue balancing profitability, investment decisions and capital efficiency."
Asset Quality Remains Stable
During the second quarter of 2020, the Company recognized a provision for credit losses of $24.0 million, and a provision for unfunded commitments of $1.9 million, reflecting the impact of the varying economic forecasts related to the pandemic crisis. The Company continues to take a conservative approach regarding the economic recovery, resulting in a build of the allowance for credit losses (ACL) to $113.1 million, or 2.34% of loans held for investment and 2.51% adjusted to exclude PPP loans.

The Company's net charge-offs to average loans were 0.0% for the second quarter of 2020 compared to 0.19% in the first quarter of 2020 and 0.05% in the second quarter of 2019. The Company's nonperforming assets decreased to 0.71% of total assets as of June 30, 2020, compared to 0.74% at March 31, 2020. Nonperforming loans were 0.72% of loans held for investment at June 30, 2020, compared to 0.68% at March 31, 2020.

Holmes commented, “While our credit metrics continued to reflect strong credit quality during the second quarter, the impact of the pandemic crisis and the uncertainty of a second wave led to increased provisions and building our ACL, which is reflective of the economic forecasts at the end of the quarter. We have certainly seen an improvement in some pockets of the economy and across our bank footprint, however, it is still too early to discern the overall impact to our loan portfolio. We are
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FB Financial Corporation
Second Quarter 2020 Results

approaching the end of the deferred payments for many of our customers and are taking a proactive approach to address their individual circumstances related to the crisis.”
Capital Well Positioned
"Our adjusted pre-tax, pre-provision earnings increased by 73.0% sequentially and provided earnings to offset the increased provisions, while growing capital, as we continue to navigate the impacts from the pandemic. Our current level of tangible common equity at 8.7% of tangible assets and our simple capital structure of common equity and minimal trust preferred securities, positions us well and gives us multiple capital options, including the continuation of quarterly dividends in the near term. Our regulatory capital levels remained solid and improved during the quarter, withstanding the impact of CECL and the pandemic," commented Holmes.
Summary
Holmes further commented, "We understand the next couple quarters will present additional challenges as we manage our loan deferrals, the Franklin merger and the continued impact of the pandemic. Challenges notwithstanding, we are very proud of our performance during the second quarter in an adverse economic environment and with employees working from home across our footprint. The pandemic has tested our ability to serve our customers, our associates and our shareholders, and so far we like our results."

WEBCAST AND CONFERENCE CALL INFORMATION
FB Financial Corporation will host a conference call to discuss the Company's financial results at 8:00 a.m. CT on Tuesday, July 21, 2020, and the conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1631/35639. An online replay will be available approximately an hour following the conclusion of the live broadcast.
ABOUT FB FINANCIAL CORPORATION
FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial Corporation operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 73 full-service bank branches across Tennessee, Kentucky, North Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $7.3 billion in total assets.

MEDIA CONTACT:	FINANCIAL CONTACT:

Jeanie M. Rittenberry	Robert Hoehn
615-313-8328	615-564-1212
jrittenberry@firstbankonline.com	rhoehn@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com
SUPPLEMENTAL FINANCIAL INFORMATION AND EARNINGS PRESENTATION
Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Supplemental Financial Information and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (“SEC”) on July 20, 2020.
BUSINESS SEGMENT RESULTS
The Company has included its business segment financial tables as part of this Earnings Release. A detailed discussion of our business segments is included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2019, and investors are encouraged to review that discussion in conjunction with this Earnings Release.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding the projected impact of the COVID-19 global pandemic on our business operations, statements relating to the timing, benefits, costs, and synergies of the proposed merger with Franklin Financial Network, Inc. (“Franklin”) (the “Franklin merger”) and of the recent merger with FNB Financial Corp. (“FNB”) (together with the Franklin merger, the “mergers”), and FB Financial’s future plans, results, strategies, and expectations. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions. These
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FB Financial Corporation
Second Quarter 2020 Results

forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond FB Financial’s control. The inclusion of these forward-looking statements should not be regarded as a representation by FB Financial or any other person that such expectations, estimates, and projections will be achieved. Accordingly, FB Financial cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and a continued slowdown in economic growth in the local or regional economies in which we operate and/or the US economy generally, (2) the effects of the COVID-19 pandemic, including the magnitude and duration of the pandemic and its impact on general economic and financial market conditions and on our business and our customers' business, results of operations, asset quality and financial condition, (3) changes in government interest rate policies, (4) our ability to effectively manage problem credits, (5) the risk that the cost savings and any revenue synergies from the mergers or another acquisition may not be realized or may take longer than anticipated to be realized, (6) disruption from the mergers with customer, supplier, or employee relationships, (7) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement with Franklin, (8) the failure to obtain necessary regulatory approvals for the Franklin merger, (9) the possibility that the costs, fees, expenses, and charges related to the Franklin merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (10) the failure of the conditions to the Franklin merger to be satisfied, (11) the risks related to the integrations of the combined businesses following the Franklin merger, including the risk that the integration will be materially delayed or will be more costly or difficult than expected, (12) the diversion of management time on issues related to the mergers, (13) the ability of FB Financial to effectively manage the larger and more complex operations of the combined company following the Franklin merger, (14) the risks associated with FB Financial’s pursuit of future acquisitions, (15) reputational risk and the reaction of the parties’ respective customers to the mergers, (16) FB Financial’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, (17) the risk of potential litigation or regulatory action related to the Franklin merger, and (18) general competitive, economic, political, and market conditions. Further information regarding FB Financial and factors which could affect the forward-looking statements contained herein can be found in FB Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond FB Financial’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and FB Financial undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for FB Financial to predict their occurrence or how they will affect the Company.

FB Financial qualifies all forward-looking statements by these cautionary statements.
GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES
This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures include, without limitation, adjusted net income, adjusted diluted earnings per share, adjusted and unadjusted pre-tax pre-provision earnings, adjusted pre-tax pre-provision diluted earnings per share, adjusted and unadjusted pre-tax pre-provision earnings per share, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted mortgage contribution, adjusted return on average tangible common equity, adjusted pre-tax pre-provision return on average tangible common equity, adjusted return on average assets and equity, adjusted pre-tax pre-provision return on average assets and equity, core total revenue, adjusted allowance for credit losses, adjusted loans held for investment, and adjusted allowance for credit losses as a percentage of loans held for investment, which excludes the impact of PPP loans. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company refers to these non-GAAP measures as adjusted measures. The corresponding Supplemental Financial Information and Earnings Release Presentation also presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on tangible common equity, return on average tangible common equity and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles.
The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The
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FB Financial Corporation
Second Quarter 2020 Results

Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation dated July 21, 2020, for a discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.
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FB Financial Corporation
Second Quarter 2020 Results

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)
	2020		2019
	Second Quarter	First Quarter	Second Quarter
Statement of Income Data
Total interest income	$65,607	$69,674	$71,719
Total interest expense	10,270	13,425	14,696
Net interest income	55,337	56,249	57,023
Total noninterest income	81,491	42,700	32,979
Total noninterest expense	80,579	68,559	64,119
Earnings before income taxes and provisions for credit losses	56,249	30,390	25,883
Provisions for credit losses	25,921	29,565	881
Income tax expense	7,455	80	6,314
Net income	$22,873	$745	$18,688
Net interest income (tax-equivalent basis)	$55,977	$56,784	$57,488
Adjusted net income*	$24,086	$5,296	$22,098
Adjusted pre-tax, pre-provision earnings*	$57,835	$33,440	$30,495
Per Common Share
Diluted net income	$0.70	$0.02	$0.59
Adjusted diluted net income*	0.74	0.17	0.70
Book value	25.08	24.40	23.29
Tangible book value*	19.07	18.35	17.18
Weighted average number of shares outstanding - fully diluted	32,506,417	31,734,112	31,378,018
Period-end number of shares	32,101,108	32,067,356	30,865,636
Selected Balance Sheet Data
Cash and cash equivalents	$717,592	$425,094	$164,336
Loans held for investment (HFI)	4,827,023	4,568,038	4,289,516
Allowance for credit losses (a)	(113,129)	(89,141)	(30,138)
Loans held for sale	435,479	325,304	294,699
Investment securities, at fair value	751,767	767,575	678,457
Other real estate owned, net	15,091	17,072	15,521
Total assets	7,255,536	6,655,687	5,940,402
Customer deposits	5,937,373	5,356,569	4,812,962
Brokered and internet time deposits	15,428	20,363	29,864
Total deposits	5,952,801	5,376,932	4,842,826
Borrowings	328,662	327,822	257,299
Total shareholders' equity	805,216	782,330	718,759
Selected Ratios
Return on average:
Assets	1.30%	0.05%	1.30%
Shareholders' equity	11.56%	0.39%	10.6%
Tangible common equity*	15.27%	0.52%	14.4%
Average shareholders' equity to average assets	11.2%	12.0%	12.3%
Net interest margin (NIM) (tax-equivalent basis)	3.50%	3.92%	4.39%
Efficiency ratio (GAAP)	58.9%	69.3%	71.2%
Core efficiency ratio (tax-equivalent basis)*	57.5%	65.7%	65.9%
Loans HFI to deposit ratio	81.1%	85.0%	88.6%
Total loans to deposit ratio	88.4%	91.0%	94.7%
Yield on interest-earning assets	4.14%	4.84%	5.52%
Cost of interest-bearing liabilities	0.94%	1.27%	1.54%
Cost of total deposits	0.65%	0.94%	1.14%
Credit Quality Ratios
Allowance for credit losses as a percentage of loans HFI (a)	2.34%	1.95%	0.70%
Adjusted allowance for credit losses as a percentage of loans HFI* (a)	2.51%	1.95%	0.70%
Net charge-offs as a percentage of average loans HFI	0.00%	0.19%	0.05%
Nonperforming loans HFI as a percentage of total loans HFI	0.72%	0.68%	0.43%
Nonperforming assets as a percentage of total assets	0.71%	0.74%	0.59%
Preliminary capital ratios (Consolidated)
Shareholders' equity to assets	11.1%	11.8%	12.1%
Tangible common equity to tangible assets*	8.67%	9.11%	9.2%
Tier 1 capital (to average assets)	9.7%	10.3%	10.0%
Tier 1 capital (to risk-weighted assets)	11.9%	11.6%	11.0%
Total capital (to risk-weighted assets)	13.2%	12.5%	11.6%
Common equity Tier 1 (to risk-weighted assets) (CET1)	11.4%	11.0%	10.4%
(a) Excludes reserve for credit losses on unfunded commitments of $6.5 million and $4.6 million recorded in accrued expenses and other liabilities for the three months ended June 30, 2020 and March 31, 2020, respectively.
*These measures are considered non-GAAP financial measures. See "GAAP Reconciliation and Use of non-GAAP Financial Measures" and the corresponding financial tables below for reconciliations of these non-GAAP measures. Investors are encouraged to refer to the discussion of non-GAAP measures included in the corresponding earnings release.
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FB Financial Corporation
Second Quarter 2020 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2020		2019
Adjusted earnings	Second Quarter	First Quarter	Second Quarter
Pre-tax net income	$30,328	$825	$25,002
Plus merger and mortgage restructuring expenses	1,586	3,050	4,612
Plus initial provision for credit losses on acquired loans	—	2,885	—
Adjusted pre-tax earnings	$31,914	$6,760	$29,614
Income tax expense, adjusted	7,828	1,464	7,516
Adjusted earnings	$24,086	$5,296	$22,098
Weighted average common shares outstanding - fully diluted	32,506,417	31,734,112	31,378,018
Adjusted diluted earnings per share
Diluted earnings per common share	$0.70	$0.02	$0.59
Plus merger and mortgage restructuring expenses	0.05	0.10	0.15
Plus initial provision for credit losses on acquired loans	—	0.09	—
Less tax effect	0.01	0.04	0.04
Adjusted diluted earnings per share	$0.74	$0.17	$0.70

	2020		2019
Adjusted pre-tax pre-provision earnings	Second Quarter	First Quarter	Second Quarter
Pre-tax net income	$30,328	$825	$25,002
Plus provisions for credit losses	25,921	29,565	881
Pre-tax pre-provision earnings	56,249	30,390	25,883
Plus merger and mortgage restructuring expenses	1,586	3,050	4,612
Adjusted pre-tax pre-provision earnings	$57,835	$33,440	$30,495
Weighted average common shares outstanding - fully diluted	32,506,417	31,734,112	31,378,018
Adjusted pre-tax pre-provision diluted earnings per share
Diluted earnings per common share	$0.70	$0.02	$0.59
Plus income tax expense	0.23	—	0.20
Plus provisions for credit losses	0.80	0.93	0.03
Pre-tax pre-provision earnings per share	1.73	0.95	0.82
Plus merger and mortgage restructuring expenses	0.05	0.10	0.15
Adjusted pre-tax pre-provision earnings per share	$1.78	$1.05	$0.97

	2020		2019
Core efficiency ratio (tax-equivalent basis)	Second Quarter	First Quarter	Second Quarter
Total noninterest expense	$80,579	$68,559	$64,119
Less merger and mortgage restructuring expenses	1,586	3,050	4,612
Core noninterest expense	$78,993	$65,509	$59,507
Net interest income (tax-equivalent basis)	$55,977	$56,784	$57,488
Total noninterest income	81,491	42,700	32,979
Less gain (loss) on sales or write-downs of other real estate owned and other assets	32	(277)	94
Less (loss) gain from securities, net	(28)	63	52
Core noninterest income	81,487	42,914	32,833
Core revenue	$137,464	$99,698	$90,321
Efficiency ratio (GAAP)(a)	58.9%	69.3%	71.2%
Core efficiency ratio (tax-equivalent basis)	57.5%	65.7%	65.9%
(a) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue.
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FB Financial Corporation
Second Quarter 2020 Results

Non-GAAP Reconciliation (continued)
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2020		2019
Banking segment core efficiency ratio (tax equivalent)	Second Quarter	First Quarter	Second Quarter
Core consolidated noninterest expense	$78,993	$65,509	$59,507
Less Mortgage segment core noninterest expense	26,997	17,567	17,835
Core Banking segment noninterest expense	$51,996	$47,942	41,672
Core revenue	$137,464	$99,698	90,321
Less Mortgage segment total revenue	55,215	22,110	19,119
Core Banking segment total revenue	$82,249	$77,588	$71,202
Banking segment core efficiency ratio (tax-equivalent basis)	63.2%	61.8%	58.5%

Mortgage segment core efficiency ratio (tax equivalent)
Mortgage segment noninterest expense	$26,997	$17,567	$18,664
Less mortgage restructuring expense	—	—	829
Core Mortgage segment noninterest expense	$26,997	$17,567	$17,835
Mortgage segment total revenue	$55,215	$22,110	$19,119
Mortgage segment core efficiency ratio (tax-equivalent basis)	48.9%	79.5%	93.3

	2020		2019
Adjusted mortgage contribution	Second Quarter	First Quarter	Second Quarter
Mortgage segment pre-tax net contribution	$28,218	$4,543	$455
Retail footprint:
Mortgage banking income	16,940	10,651	5,451
Mortgage banking expenses	11,542	7,175	4,172
Retail footprint pre-tax net contribution	5,398	3,476	1,279
Total adjusted mortgage banking pre-tax net contribution	$33,616	$8,019	$1,734
Plus mortgage restructuring expense	—	—	829
Total adjusted mortgage banking pre-tax net contribution	$33,616	$8,019	$2,563
Pre-tax pre-provision earnings	$56,249	$30,390	$25,883
% total mortgage banking pre-tax pre-provision net contribution	59.8%	26.4%	6.70%
Adjusted pre-tax pre-provision earnings	$57,835	$33,440	$30,495
% total adjusted mortgage banking pre-tax pre-provision net contribution	58.1%	24.0%	8.40%

	2020		2019
Tangible assets and equity	Second Quarter	First Quarter	Second Quarter
Tangible assets
Total assets	$7,255,536	$6,655,687	$5,940,402
Less goodwill	175,441	174,859	168,486
Less intangibles, net	17,671	18,876	19,945
Tangible assets	$7,062,424	$6,461,952	$5,751,971
Tangible common equity
Total shareholders' equity	$805,216	$782,330	$718,759
Less goodwill	175,441	174,859	168,486
Less intangibles, net	17,671	18,876	19,945
Tangible common equity	$612,104	$588,595	$530,328
Common shares outstanding	32,101,108	32,067,356	30,865,636
Book value per common share	$25.08	$24.40	$23.29
Tangible book value per common share	$19.07	$18.35	$17.18
Total shareholders' equity to total assets	11.1%	11.8%	12.1%
Tangible common equity to tangible assets	8.67%	9.11%	9.22%

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FB Financial Corporation
Second Quarter 2020 Results

Non-GAAP Reconciliation (continued)
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2020		2019
Return on average tangible common equity	Second Quarter	First Quarter	Second Quarter
Total average shareholders' equity	$795,705	$768,929	$708,557
Less average goodwill	175,150	171,532	167,781
Less average intangibles, net	18,209	18,152	20,214
Average tangible common equity	$602,346	$579,245	$520,562
Net income	$22,873	$745	$18,688
Return on average tangible common equity	15.3%	0.52%	14.4%

	2020		2019
Adjusted return on average tangible common equity	Second Quarter	First Quarter	Second Quarter
Average tangible common equity	$602,346	$579,245	$520,562
Adjusted net income	24,086	5,296	22,098
Adjusted return on average tangible common equity	16.1%	3.68%	17.0%

	2020		2019
Adjusted pre-tax pre-provision return on average tangible common equity	Second Quarter	First Quarter	Second Quarter
Average tangible common equity	$602,346	$579,245	$520,562
Adjusted pre-tax pre-provision earnings	57,835	33,440	30,495
Adjusted pre-tax pre-provision return on average tangible common equity	38.6%	23.2%	23.5%

	2020		2019
Adjusted return on average assets and equity	Second Quarter	First Quarter	Second Quarter
Net income	$22,873	$745	$18,688
Average assets	7,074,612	6,409,417	5,771,371
Average equity	795,705	768,929	708,557
Return on average assets	1.30%	0.05%	1.30%
Return on average equity	11.6%	0.39%	10.6%
Adjusted net income	$24,086	$5,296	$22,098
Adjusted return on average assets	1.37%	0.33%	1.54%
Adjusted return on average equity	12.2%	2.77%	12.5%

	2020		2019
Adjusted pre-tax pre-provision return on average assets and equity	Second Quarter	First Quarter	Second Quarter
Net income	$22,873	$745	$18,688
Average assets	7,074,612	6,409,417	5,771,371
Average equity	795,705	768,929	708,557
Return on average assets	1.30%	0.05%	1.30%
Return on average equity	11.6%	0.39%	10.6%
Adjusted pre-tax pre-provision earnings	$57,835	$33,440	$30,495
Adjusted pre-tax pre-provision return on average assets	3.29%	2.10%	2.12%
Adjusted pre-tax pre-provision return on average equity	29.2%	17.5%	17.3%

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FB Financial Corporation
Second Quarter 2020 Results

Non-GAAP Reconciliation (continued)
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2020		2019
Adjusted allowance for credit losses to loans held for investment	Second Quarter	First Quarter	Second Quarter
Allowance for credit losses	$113,129	$89,141	$30,138
Less allowance for credit losses attributed to PPP loans	51	—	—
Adjusted allowance for credit losses	$113,078	$89,141	$30,138
Loans held for investment	$4,827,023	$4,568,038	$4,289,516
Less PPP loans	314,678	—	—
Adjusted loans held for investment	$4,512,345	$4,568,038	$4,289,516
Allowance for credit losses to loans held for investment	2.34%	1.95%	0.70%
Adjusted allowance for credit losses to loans held for investment	2.51%	1.95%	0.70%

-END-